SECURITIES AND EXCHANGE COMMISSION
                     	Washington, D.C.  20549

                            	FORM 8-K

                         	CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         	March 30, 1998

                      	ROYAL OAK MINES INC.
	    -----------------------------------------------------
    	(Exact name of registrant as specified in its charter)

              	Commission File Number 1-4350

ONTARIO, CANADA        	               			98-0160821
-------------------------------           -------------------------------
(State or other jurisdiction of     			  	(I.R.S. Employer Identification
incorporation or organization)		        		No.)

c/o Royal Oak Mines (USA) Inc.
5501 Lakeview Drive
Kirkland,  Washington
U.S.A.                                   	98033
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(Address of principal executive offices)		(Postal/Zip Code)

(425) 822-8992
----------------------------------------
Registrant's telephone number, including area code

Item 5.   Other Events

On March 30, 1998, the Registrant issued the following press release:

[Royal Oak Mines Inc. Press Release Letterhead]


           	FOR  IMMEDIATE  RELEASE  FROM  KIRKLAND

                      	March 30, 1998


       	Royal Oak Responds to Tsay Keh Dene Press Release

Royal Oak Mines Inc. (TSE and AMEX: RYO) announced today that the Company is of the opinion that a press release issued by the Tsay Keh Dene Band on March 30, 1998 with respect to the Band's petition to the Supreme Court of British Columbia to appeal an earlier decision to set aside the Project Approval Certificate for the Company's Kemess project is without merit and is a frivolous attempt by Tsay Keh Dene Band to interfere with the Company's financing plans. In the Company's opinion, the Tsay Keh Dene Band was reacting to the decision issued on March 26 by the Honorable Justice Grist of the Supreme Court of British Columbia which favored the Company regarding the application by the Tsay Keh Dene Band to overturn an injunction obtained by the Company last summer. This injunction prevented the Band from placing a blockade on the only access road to the Kemess site. The Tsay Keh Dene Band sought to overturn the earlier injunction on the basis that there had not been full disclosure to the court and that the province did not have full authority over the road because it was built in a different area than had been contained in the surveys which were leading to the establishment of a First Nations Reserve. Mr. Justice Grist found in favor of the Company and did not overturn the injunction. As a result of this decision, the First Nation cannot lawfully block access to the Kemess site.


For further information, contact:			or in Europe contact:

Mr. J. Graham Eacott 		          			Mr. David Williamson
Vice-President, Investor Relations		David Williamson Associates
Royal Oak Mines					               	International Investor Relations
5501 Lakeview Drive			            		15 St. Helen's Place, 3rd Floor
Kirkland, WA 98033-7314			         	London, England  EC3A 6DE
Telephone: 	(425) 822-8992			      	Telephone:	011-44-171-628-3989
Facsimile:	(425) 822-3552		        	Facsimile:	011-44-171-920-0563


          	Internet site:  http//www.royal-oak-mines.com

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         ROYAL OAK MINES INC.


Date:	March 30, 1998		                  	By: /s/ James H. Wood
                                         -----------------------
 	                                       James H. Wood
                                         Chief Financial Officer